UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934



                       Date of Report: September 19, 1996


                         COMMISSION FILE NUMBER: 0-19064


                                  NEMDACO, INC.
              Exact name of Registrant as specified in its charter


          Colorado                                      84-1027731
          --------                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


1801 Avenue of the Stars, 6th Floor, Los Angeles CA           90067
- ---------------------------------------------------        -----------
Address of principal executive offices                       Zip Code

Registrant's telephone number, including area code:  (310) 553-7755

Former name, former address and former fiscal year, if changed since last report: NA

 ITEM :  CHANGES TO COMPANY OPERATIONS AND BUSINESS INTERESTS:
         -----------------------------------------------------

WestGroup Management Resources, Inc.

In August 1996 the Corporation entered into an Assets Purchase Agreement to acquire all the assets and ongoing business operations of WestGroup Management Resources, Inc. ("WestGroup") a Nevada company engaged in the manufacture and distribution of proprietary management and data warehouse software systems. On September 18, 1996 the Corporation was served notice that WestGroup had terminated the Asset Purchase Agreement due to failure of the Corporation to secure an initial financing for WestGroup in strict accordance with the payment schedules of the Agreement. WestGroup has indicated that it may reinstate the Asset Purchase Agreement in the event that Corporation is able to evidence to the satisfaction of WestGroup that such initial financing is available, together with the Corporation's ability to meet the full financing required under the Agreement. Corporation will continue in its attempts to secure financing for this potential acquisition entity, but can not provide any assurance at this time that it will have success in this endeavor.

                                   SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                           NEMDACO, INC.
                                           (Registrant)


                                          /S/  GARY LARKIN
                                         ---------------------------------------
                                         By:  Gary Larkin
                                              President


Date:  September 19, 1996